Exhibit 99.1

Straight Path Communications Reports Full Year Fiscal 2013 Results

GLEN ALLEN, VA — October 29, 2013:  Straight Path Communications Inc., (SPCI), reported revenues of $1.1 million and a net loss attributable to SPCI of $3.2 million for its 2013 fiscal year, the twelve months ended July 31, 2013.  The net loss included the cost of a $1.2 million non-routine legal settlement.  SPCI’s net loss per diluted share was $0.31 including the impact of the settlement.

SPCI was spun off from IDT Corporation on July 31, 2013, and now operates as an independent company. SPCI’s common stock is listed on NYSE MKT under the symbol “STRP.”

Davidi Jonas, CEO of SPCI, said, “Since initiating operations as an independent public company, both of our operating businesses - Straight Path Spectrum and Straight Path IP Group - have moved forward to realize the value of their respective assets for our shareholders. With our strong balance sheet and capable management team in place, we expect Straight Path to make significant progress on both our Spectrum and IP fronts in fiscal 2014.”

FISCAL YEAR 2013 HIGHLIGHTS
(Results for FY 2013 are compared to FY 2012).

●	Revenue in FY 13 increased to $1.1 million from $0.6 million on increased IP royalty payments;

●	Total costs and expenses for the fiscal year increased to $3.7 million from $1.1 million, including a non-routine legal settlement expense of $1.2 million in FY 13;

●
Net loss attributable to SPCI of $3.2 million including a $1.2 million non-routine legal settlement expense.  FY 2012 net income attributable to SPCI was $4.8 million including a gain on the sale of spectrum licenses of $5.3 million;

●	Cash and cash equivalents at July 31, 2013 was $15.0 million.

Straight Path Communications Inc. Full Fiscal Year 2013 and 2012 Consolidated

(in millions of USD except per share data)
figures may not foot due to rounding
	FY 2013	FY 2012	Change
Revenue	$1.1	$0.6	+104.2%
Direct cost	0.6	0.1	+583.3%
SG&A	3.1	1.0	+208.3%
Gain on sale of rights in wireless spectrum	0.2	5.3	(97.2)%
Loss on legal settlement	1.2	-	N/A
Income (loss) from operations	(3.6)	4.8	(175.6)%
Net (loss) income attributable to SPCI	(3.2)	4.8	$(8.0)
(Loss) earnings per diluted share attributable to SPCI	$(0.31)	$0.39	$(0.70)

FISCAL YEAR 2013 OPERATING RESULTS BY SEGMENT

Straight Path Spectrum Full Fiscal Year 2013 and 2012 Results

(in millions of USD)
figures may not foot due to rounding
	FY 2013	FY 2012	Change
Revenue	$0.5	$0.6	(5.1)%
Direct cost	0.1	0.1	(42.1)%
SG&A	1.4	0.4	+220.9%
Gain on sale of rights in wireless spectrum	0.2	5.3	(97.2)%
Loss on legal settlement	1.2	-	N/A
(Loss) income from operations	$(1.9)	$5.4	$(7.3)

Straight Path IP Group Full Fiscal Year 2013 and 2012 Results

(in millions of USD)
figures may not foot due to rounding
	FY 2013	FY 2012	Change
Revenue	$0.6	-	N/A
Direct cost	0.6	-	N/A
SG&A	1.8	0.6	+199.2%
(Loss) from operations	$(1.7)	$(0.6)	$(1.1)

About Straight Path Communications Inc. (SPCI):
SPCI (NYSE MKT: STRP) holds, leases, and markets its extensive holdings of 39 and 28 GHz fixed wireless spectrum licenses through its Straight Path Spectrum subsidiary.  SPCI holds, licenses, and conducts other business related to certain patents through its Straight Path IP Group subsidiary.  Additional information is available on the SPCI website:  http://spathinc.com/

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate, "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our Annual Report on Form 10-K for the fiscal year ended July 31, 2013 and our other periodic filings with the SEC (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"). We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Contact:
Jonathan Rand
Straight Path Communications Inc.
804-433-1528
jonathan.rand@spathinc.com

STRAIGHT PATH COMMUNICATIONS INC.

COMBINED AND CONSOLIDATED BALANCE SHEETS

July 31 (in thousands)	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,000	$2,598
Trade accounts receivable, net of allowance for doubtful accounts of $4 and $11 as of July 31, 2013 and 2012, respectively	60	37
Other current assets	90	9
TOTAL CURRENT ASSETS	15,150	2,644
Prepaid expenses	239	171
Intangibles	350	—
TOTAL ASSETS	$15,739	$2,815
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1	$1
Accrued expenses	1,473	1,169
Deferred revenue	145	75
Income taxes payable	15	20
TOTAL CURRENT LIABILITIES	1,634	1,265
Deferred revenue—long-term portion	250	150
TOTAL LIABILITIES	1,884	1,415
Commitments and contingencies
EQUITY:
Straight Path Communications stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares-3,000; no shares issued	—	—
Class A common stock, $0.01 par value; authorized shares-2,000; 787 and nil shares issued and outstanding at July 31, 2013 and 2012, respectively	8	—
Class B common stock, $0.01 par value: authorized shares-40,000; 10,693 and nil shares issued and outstanding at July 31, 2013 and 2012, respectively	107	—
Additional paid-in capital	14,114	—
Group equity	—	1,478
Total Straight Path Communications stockholders’ equity	14,229	1,478
Noncontrolling interests	(374)	(78)
TOTAL EQUITY	13,855	1,400
TOTAL LIABILITIES AND EQUITY	$15,739	$2,815

STRAIGHT PATH COMMUNICATIONS INC.

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended July 31 (in thousands, except per-share data)	2013	2012
REVENUES	$1,130	$553
COSTS AND EXPENSES:
Direct cost of revenues	630	92
Selling, general and administrative	3,115	1,010
TOTAL COSTS AND EXPENSES	3,745	1,102
Gain on sale of rights in wireless spectrum	150	5,330
Loss on settlement of Straight Path Spectrum legal proceedings	(1,150)	—
(LOSS) INCOME FROM OPERATIONS	(3,615)	4,781
Interest income	11	8
Interest expense	—	(9)
Other income	—	1
(LOSS) INCOME BEFORE INCOME TAXES	(3,604)	4,781
Provision for income taxes	(8)	(25)
NET (LOSS) INCOME	(3,612)	4,756
Net loss attributable to noncontrolling interests	399	33
NET (LOSS) INCOME ATTRIBUTABLE TO STRAIGHT PATH COMMUNICATIONS INC.	$(3,213)	$4,789

(Loss) earnings per share attributable to Straight Path Communications Inc. stockholders:
Basic	$(0.31)	$0.42
Diluted	$(0.31)	$0.39
Weighted-average number of shares used in calculation of (loss) earnings per share:
Basic	10,504	11,424
Diluted	10,504	12,425

STRAIGHT PATH COMMUNICATIONS INC.

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended July 31 (in thousands)	2013	2012
OPERATING ACTIVITIES
Net (loss) income	$(3,612)	$4,756
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Stock-based compensation	675	52
Gain on sale of rights in wireless spectrum	—	(5,330)
Change in assets and liabilities:
Trade accounts receivable	(23)	26
Other current assets and prepaid expenses	(149)	15
Trade accounts payable and accrued expenses	305	(779)
Income taxes payable	(5)	20
Deferred revenue	172	114
Net cash used in operating activities	(2,637)	(1,126)
INVESTING ACTIVITIES
Proceeds from sale of rights in wireless spectrum	—	6,800
Purchase of spectrum licenses	(350)
Proceeds from maturity of certificate of deposit	—	240
Net cash (used in) provided by investing activities	(350)	7,040
FINANCING ACTIVITIES
Funding provided by (repayment of funding to) IDT Corporation, net	15,389	(3,250)
Repayment of note payable	—	(666)
Net cash provided by (used in) financing activities	15,389	(3,916)
Net increase in cash and cash equivalents	12,402	1,998
Cash and cash equivalents at beginning of year	2,598	600
Cash and cash equivalents at end of year	$15,000	$2,598

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash payments made for interest	$—	$34
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Amount due to IDT Corporation contributed to equity	$2,757	$233,405